UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 6, 2016

NATIONAL GENERAL HOLDINGS CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-36311	27-1046208
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
59 Maiden Lane, 38th Floor
New York, New York 10038
(Address of principal executive offices) (zip code)
(212) 380-9500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On October 6, 2016, National General Holdings Corp., a Delaware corporation (the "Company") announced the results of the special meeting of members of Standard Mutual Insurance Company (“SMIC”) held that morning where the members approved, among other matters, the conversion of SMIC from a mutual company to stock form. In addition, the Company completed its offering of shares of its common stock for cash on a subscription basis to certain of the SMIC members and to non-employee directors of SMIC. The Company received subscriptions for approximately $4,941,600. The Company sold the shares at a purchase price of $18.1237 per share, which represented a 18.4507% discount to the volume-weighted average trading price of a share of its common stock, as reported on the NASDAQ Global Select Market, for the 10-trading day period ending Wednesday, October 5, 2016, which was $22.2242.

Pursuant to the terms of the Plan of Conversion, upon the filing of SMIC’s amended and restated certificate of incorporation with the Secretary of State of Illinois on October 7, 2016, the Company will deliver 272,609 shares of its common stock, which represents the number of shares sold in the offering at the volume-weighted average trading price. A copy of the press release is filed as Exhibit 99.1 to this Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release issued by National General Holdings Corp. on October 6, 2016

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: October 6, 2016

NATIONAL GENERAL HOLDINGS CORP.

By:	/s/ Jeffrey Weissmann
Jeffrey Weissmann General Counsel and Secretary